Exhibit 99.1

MediciNova Enters Into a $20 Million Common Stock Purchase Agreement

With Aspire Capital Fund

— Aspire Capital Fund Makes Initial Investment of $1 Million —

SAN DIEGO, Calif. – August 20, 2012 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Jasdaq Market of the Osaka Securities Exchange (Code Number: 4875), today announced that it has entered into a common stock purchase agreement with Aspire Capital Fund, LLC, an Illinois limited liability company. Aspire Capital has committed to purchase up to $20 million of MediciNova’s common stock over the next two years at prices based on the market price at the time of each sale. On execution of the agreement, Aspire Capital made an initial purchase of 606,060 shares of common stock for $1 million, which was equal to the closing price of $1.65 on August 2, 2012, the date upon which the business terms were agreed to between MediciNova and Aspire Capital.

“We have followed MediciNova and its MN-221 and MN-166 programs very closely over the past year,” commented Steven G. Martin, Managing Member of Aspire Capital. “We believe MediciNova has a promising pipeline, valuable strategic alliances and an experienced management team and we are very excited about this investment opportunity.”

“With strong progress in our product pipeline this year, our agreement with Aspire Capital will help provide us with timely access to cash to further advance our very promising development programs. This investment will help provide us with the flexibility to obtain capital that is complementary with other financial sources available to us. Aspire Capital has an established history of becoming a meaningful and long-term investor and supporting successful growth companies and we very much look forward to working with them,” commented Yuichi Iwaki M.D., Ph.D, President and Chief Executive Officer of MediciNova.

Key aspects of the stock purchase agreement include the following:

•	MediciNova will control the timing and amount of any sales of common stock to Aspire Capital and will determine the sales price before directing Aspire Capital to purchase shares.

•	Aspire Capital has no right to require any sales by MediciNova, but is obligated to make purchases as MediciNova directs, in accordance with the terms of the purchase agreement.

•

There are no limitations on use of proceeds, financial covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement.

•	The purchase agreement may be terminated by MediciNova at any time, at its discretion, without any additional cost or penalty.

•	MediciNova has issued to Aspire Capital additional common shares as consideration for entering into the purchase agreement.

MediciNova will use the net proceeds from any sales of its stock to advance MediciNova’s development activities for its lead programs, MN-221 (bedoradrine sulfate) in development for the treatment of acute asthma and chronic obstructive pulmonary disease (COPD) and MN-166 (ibudilast) in development for the treatment of progressive MS, drug addiction and chronic pain. MediciNova is finalizing plans for an October 22, 2012 End-of-Phase 2 meeting with the FDA on MN-221 and expects to be able to outline specific development plans later this year. MediciNova also expects to finalize plans for advancing Phase 2 development of MN-166 later this year.

The common stock issued or to be issued under the purchase agreement was or will be issued pursuant to MediciNova’s shelf registration statement on Form S-3 (File No. 333-163116). MediciNova will file a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) in connection with the transaction. A more complete and detailed description of the transaction will be set forth in a current report on Form 8-K that that MediciNova will file with the SEC in connection with the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About MediciNova

MediciNova, Inc. is a publicly traded biopharmaceutical company founded upon acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a commercial focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential, and patent coverage of commercially adequate scope. MediciNova’s pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, chronic obstructive pulmonary disease exacerbations, multiple sclerosis and other neurologic conditions, asthma, interstitial cystitis, solid tumor cancers, generalized anxiety disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova’s current strategy is to focus on its two prioritized product candidates, MN-221, for the treatment of acute exacerbations of asthma and chronic obstructive pulmonary disease exacerbations, and ibudilast (MN-166) for neurological disorders. MN-221 is involved in clinical trials under U.S. INDs. MN-166 is being developed in Phase 1b/2 trials for pain and drug addiction, largely through Investigator INDs and outside funding. Proof-of-concept Phase 2b trial(s) in Progressive MS are pending. MediciNova is engaged in strategic partnering and consortium funding discussions to support further development of both the MN-221 and ibudilast/MN-166 programs. Additionally, MediciNova will seek to monetize opportunistically its other pipeline candidates. For more information on MediciNova, Inc., please visit www.MediciNova.com.

About Aspire Capital Fund, LLC

Aspire Capital Fund, LLC is an institutional investor based in Chicago, Illinois, with a fundamental investment approach. Aspire Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our expectations on the ability to advance MN-221 through a Phase 3 trial, expectations about our end of Phase 2 meeting with the FDA, expectations about the trial design for a Phase 3 trial and our implied expectation that we will be able to obtain additional financing to fund a Phase 3 clinical trial, progress and expectations on future progress in the development of our drug candidates, expected timing of clinical trial results and any implication as to the results of our development, partnering and funding efforts or that the company will have the ability to execute on its priorities. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, risks and uncertainties inherent in clinical trials including product development and commercialization risks, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials and the timing, cost and design of future clinical trials and research activities, the timing of expected filings with the regulatory authorities, risks relating to the operations of the joint venture in China, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to raise sufficient capital when needed, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

INVESTOR CONTACT:

Mark Johnson

Investor Relations

MediciNova, Inc.

(858) 373-1300

johnson@MediciNova.com

MEDIA CONTACT:

Stephanie Ashe

Continuum Health Communications

650-245-0425

sashe@continuumhealthcom.com